Exhibit 10.9

AMENDED AND RESTATED

PAYROLL SERVICES AGREEMENT

This AMENDED AND RESTATED PAYROLL SERVICES AGREEMENT, dated as of March 21, 2013 (the “Agreement”), by and between RHYTHM METABOLIC, INC., a Delaware corporation (“Metabolic”) and RHYTHM PHARMACEUTICALS, INC., a Delaware corporation (“Pharmaceuticals”).

WHEREAS, Metabolic desires to contract with Pharmaceuticals to share certain employees, Scientific Advisory Board (“SAB”) Members, or other consultants of Pharmaceuticals, in whole or in part, and to reimburse Pharmaceuticals in full for Metabolic’s portion of such shared employees’, SAB Members’, or consultants’ compensation and benefits, all in accordance with the terms and provisions of this Agreement; and

WHEREAS, Metabolic and Pharmaceuticals desire to amend and restate the Payroll Services Agreement, to be retroactively effective as of March 21, 2103;

NOW, THEREFORE, in consideration of the premises, the foregoing recitals, and the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1. EMPLOYEES, SAB MEMBERS, AND CONSULTANTS

1.1          (a)           Core Employees. Subject to the terms of this Agreement, Pharmaceuticals hereby agrees to provide to Metabolic certain of its employees on a full time or shared basis under Metabolic’s direction and control in the functional areas set forth on a list to be maintained by Metabolic and Pharmaceuticals (as the same may be updated from time to time, the “List”) (collectively, the “Core Employees”).

(b)           Additional Employees. In addition to the Core Employees, Pharmaceuticals hereby agrees to provide to Metabolic certain of its employees on a full time or shared basis under Metabolic’s direction and control in certain additional functional areas outside of those addressed by the Core Employees upon which the parties acting in good faith may mutually agree in writing (collectively, the “Additional Employees”).

(c)           SAB Members. Subject to the terms of this Agreement, Pharmaceuticals hereby agrees now and from time to time in the future to provide to Metabolic certain of its SAB members, as set forth the List to be maintained by Metabolic and Pharmaceuticals (as the same may be updated from time to time), on a shared basis under Metabolic’s direction and control upon which the parties acting in good faith may mutually agree in writing (collectively, the “SAB Members”).

(d)           Consultants. Subject to the terms of this Agreement, Pharmaceuticals hereby agrees now and from time to time in the future to provide to Metabolic certain of its consultants, as set forth on the List to be maintained by Metabolic and Pharmaceuticals (as the same may be updated from time to time), on a shared basis under Metabolic’s direction and control upon which the parties acting in good faith may mutually agree in writing (collectively, the “Consultants”).

1.2          Other Outside Employees. Notwithstanding anything to the contrary contained in Section 1.1 of this Agreement, Metabolic from time to time, at its sole discretion, may retain its own employees, SAB Members, or consultants.

1.3          Personnel. Pharmaceuticals shall initially provide those employees, SAB Members, and Consultants of Pharmaceuticals, as set forth on the List maintained by Metabolic and Pharmaceuticals (as the same may be updated from time to time).

1.4          Intellectual Property. For the avoidance of doubt, each of Pharmaceuticals and Metabolic hereby confirm and agree that any intellectual property developed by any shared Core Employee, Additional Employee, SAB Member, or Consultant in the course of performing his or her services for Metabolic shall be the sole and exclusive property of Metabolic, and Metabolic is an express third party beneficiary of the provisions of such Core Employee’s, Additional Employee’s, SAB Member’s, or Consultant’s agreement(s) with Pharmaceuticals relating to such intellectual property.

SECTION 2. REIMBURSEMENT

2.1          Payment. Metabolic shall reimburse Pharmaceuticals for the full cost of each Core Employee or Additional Employee provided to Metabolic on a full-time basis, and the applicable pro rata portion of time spent by any shared Core Employee, Additional Employee, SAB Member, or Consultant (such reimbursement shall be for the fully burdened employment cost of the personnel (including but not limited to, compensation, benefits and taxes)).

2.2          Out-of-Pocket Expenses. Pharmaceuticals shall be entitled to reimbursement for all reasonable out-of-pocket business expenses incurred by Pharmaceuticals in the providing the Core Employees, Additional Employees, SAB Members, and Consultants hereunder.

SECTION 3. TERM AND TERMINATION

3.1          Term of Agreement. The term of this Agreement shall commence on March 21, 2013, and shall expire on March 21, 2018, unless earlier terminated pursuant to the terms hereof. Not less than thirty (30) days prior to the expiration of this Agreement, Metabolic may deliver written notice to Pharmaceuticals requesting that this Agreement be renewed, in whole or in part, for an additional one (1) year term. Such notice shall include an amended List, if necessary. Within fifteen (15) days of receipt of such written notice (if any), Pharmaceuticals shall provide written notice to Metabolic stating whether or not it wishes to renew the Agreement.

3.2          Elective Termination. Metabolic or Pharmaceuticals may terminate this Agreement for any reason upon thirty (30) days’ notice. In the event that Metabolic elects pursuant to this Section 3.2 to terminate this Agreement, Metabolic shall reimbursed Pharmaceuticals all amounts then unreimbursed pursuant to Section 2 of this Agreement at the time of termination, which fees shall be due fifteen (15) days after the date of such termination.

3.3           Remedies Upon Termination. Upon termination of this Agreement, neither party shall have any further obligations under this Agreement except as provided in this Section 3 and Section 4.1. Pharmaceuticals shall be entitled to receive payment of all unreimbursed amounts up to the date of termination, which payment shall be due fifteen (15) days after the date of termination or the date on which such payment was due, whichever is earlier.

SECTION 4. MISCELLANEOUS

4.1          Confidentiality.

(a)           Neither party hereto shall use for its own benefit or disclose to any other person (other than its employees and agents who need to know such information to perform the obligations set forth herein) any Confidential Information (as defined herein) of the other party without the prior express written consent of such other party. Each party shall at all times take measures to protect such Confidential Information that are at least as protective as the measures used by it to protect its own confidential information.

(b)           Both parties agree not to disclose the Confidential Information to any person or entity not a party to this Agreement other than such of recipient’s contractors, agents or employees who (i) have a need to know the Confidential Information in connection with this Agreement or the services provided hereunder; (ii) are apprised of the confidential nature of the Confidential Information; and (iii) execute a confidentiality agreement restricting disclosure of the Confidential Information in a manner consistent with the provisions of this Agreement (except that such contractors, agents and employees shall not be permitted to disclose the Confidential Information to their contractors, agents or employees under any circumstances).

(c)           For purposes hereof, “Confidential Information” is any information not of a public nature concerning the terms of this Agreement or the business, business plans, historical and current client information, trade secrets or other properties of the other party, or any information designated as confidential in writing by such other party at the time of disclosure. Confidential Information does not include any information (i) to the extent that the same is required to be disclosed by law, (ii) known generally to the trade or public at the time of the disclosure or (iii) which becomes so known without violation of this Agreement.

(d)           If any Confidential Information is obtained by or disclosed to an unauthorized party, in addition to any other remedies available hereunder the parties hereto will cooperate in determining the source of such disclosure and in taking reasonable steps to prevent further such disclosures.

4.2          Indemnification. Metabolic shall indemnify, hold harmless and defend Pharmaceuticals, its officers, directors, shareholders, employees, agents and subcontractors from and against any and all liability, loss, damage, claim, causes of action and expenses (including reasonable attorneys’ fees) (“Claims”), whether or not covered by insurance, cause or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by Metabolic and/or its agents, employees (including employees of Pharmaceuticals under the control and direction of Metabolic at the time of the events giving rise to the Claims) and/or subcontractors during the term hereof. Pharmaceuticals shall indemnify, hold harmless and defend Metabolic, its officers, directors, shareholders and employees, from and against any and all Claims, whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of any intentional acts, negligent acts or omissions by Pharmaceuticals and/or its shareholders, agents, employees (other than employees of Pharmaceuticals under the control and direction of Metabolic at the time of the events giving rise to the Claims), and/or subcontractors during the term of this Agreement.

4.3          Waiver. No purported waiver by either party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or other term or provision contained herein.

4.4          Severability. If any provision of this Agreement or its application to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and application of its provisions to other persons or circumstances shall not be affected and shall be enforced to the greatest extent permitted by law.

4.5          Successors and Assigns. Neither party shall assign or transfer any rights or obligations hereunder without the prior written consent of the other party. Subject to the foregoing, this Agreement is binding upon the parties and their respective successors and assigns.

4.6          Entire Agreement; Modification. This Agreement (together with any appendices) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the parties hereto.

4.7          Relationship of the Parties. Metabolic and Pharmaceuticals acknowledge and agree that Pharmaceuticals intends to act and perform as independent contractor, and the provisions hereof are not intended to create any partnership, joint venture, agency or employment relationship between the parties.

4.8          Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by national overnight courier service or first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

(a)    if to Rhythm Metabolic, Inc. to it at:

Rhythm Metabolic, Inc.

855 Boylston Street

11th Floor

Facsimile: (857) 264-4299

Attention: Bart Henderson

(b)     if to Rhythm Pharmaceuticals, Inc. to it at:

Rhythm Pharmaceuticals, Inc.

855 Boylston Street

11th Floor

Facsimile: (857) 264-4299

Attention: Bart Henderson

4.9          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and the signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

4.10        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RHYTHM METABOLIC, INC.

By:	/s/ Keith Gottesdiener
	Name:	Keith Gottesdiener
	Title:	Chief Executive Officer

RHYTHM PHARMACEUTICALS, INC.

By:	/s/ Keith Gottesdiener
	Name:	Keith Gottesdiener
	Title:	Chief Executive Officer

[Signature Page to Amended and Restated Payroll Services Agreement]